Exhibit 2
                                PLEDGE AGREEMENT
                                ----------------
                                 [Cash to Lamb]

     THIS PLEDGE AGREEMENT (this "Agreement"), dated as of September 30, 2005, is entered into between JERRY D. CASH and SHERRY J. CASH, individuals and residents of Oklahoma (jointly and severally the "Pledgor"), and DOUGLAS L. LAMB, (the "Secured Party"), with reference to the following:

                                    RECITALS
                                    --------

     WHEREAS, Pledgor is indebted to Secured Party pursuant to the terms of a promissory note dated September 30, 2005 in the original principal amount of $2,177,356.00 (as amended, restated, or otherwise modified from time to time, the "Note");

     WHEREAS, Pledgor is the legal and beneficial owner of 2,121,146 shares of common stock issued by Quest Resource Corporation, a corporation organized under the laws of the Nevada ("Issuer");

     WHEREAS, such shares are held by Intrust Bank, N.A. pursuant to a pledge agreement by Pledgor;

     WHEREAS, Secured Party is acting as the agent for the following principals:
Douglas L. Lamb, Marsha K. Lamb, The Lamb Family Limited Partnership, Bonanza Energy Corporation of Kansas, and Crown Properties, L.C.;

     WHEREAS, to induce Secured Party to make the financial accommodations provided to Pledgor pursuant to the Note, Pledgor desires to pledge, grant, transfer, and assign to Secured Party a security interest in the Collateral (as hereinafter defined) to secure the Secured Obligations (as hereinafter defined), as provided herein.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

     1.   Definitions and Construction.

          (a) Definitions. All initially capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Note. As used in this Agreement:

           "Bankruptcy  Code" means  United  States  Bankruptcy  Code (11 U.S.C.
           Section 101 et seq.), as in effect from time to time, and any successor statute thereto.

           "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

           "Code" means the Uniform Commercial Code as in effect in the State of Kansas from time to time.

           "Collateral" shall mean the Pledged Interests, the Future Rights, and the Proceeds, collectively.

           "Equity Interests" means all securities, shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or similar entity, whether voting or nonvoting, certificated or uncertificated, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

           "Event of Default" shall have the meaning set forth in section 8 of this Agreement.

           "Future Rights" shall mean: (a) all securities convertible or exchangeable into, and all warrants, options, or other rights to purchase Equity Interests of the Issuer; and (b) the certificates or instruments representing such Equity Interests, convertible or exchangeable securities, warrants, and other rights and all dividends, cash, options, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such Equity Interests.

           "Holder" and "Holders"  shall have the meanings  ascribed  thereto in
           Section 3 of this Agreement.

           "Issuer"  shall mean each of the Persons  identified  as an Issuer on
           Schedule 1 attached hereto (or any addendum thereto), and any successors thereto, whether by merger or otherwise.

           "Lien" shall mean any lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, or any agreement to give any security interest).

           "Note" shall have the meaning ascribed thereto in the Recitals to this Agreement.

           "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, business association, firm or government entity.

           "Pledged Interests" shall mean (a) all Equity Interests of the Pledgor identified on Schedule 1; and (b) the certificates or instruments representing such Equity Interests.

           "Pledgor" shall have the meaning ascribed thereto in the preamble to this Agreement.

           "Pledgor's Principal Residence" shall mean where Pledgor's principal place of residence as contemplated by Section 9-307 (b) (1) of the Code.

           "Proceeds" shall mean all proceeds (including proceeds of proceeds) of the Pledged Interests and Future Rights including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, payment intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Interests, Future Rights, or proceeds thereof (including any cash, Equity Interests, or other securities or instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Issuer and any security entitlements, as defined in Section 8-102(a)(17) of the Code, with respect thereto); (b) "proceeds," as such term is defined in Section 9-102(a)(64) of the Code; (c) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Pledged Interests, Future Rights, or proceeds thereof; (d) payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Interests, Future Rights, or proceeds thereof; and (e) other amounts from time to time paid or payable under or in connection with any of the Pledged Interests, Future Rights, or proceeds thereof.

           "Registered  Organization" shall have the meaning ascribed thereto in
           Section 9-102(a)(70) of the Code.

           "Secured Obligations" shall mean all liabilities, obligations, or undertakings owing by Pledgor to Secured Party of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Note, this Agreement, or the other transaction documents, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys fees), and expenses which Pledgor are required to pay pursuant to any of the foregoing, by law, or otherwise.

           "Secured Party" shall have the meaning ascribed thereto in the preamble to this Agreement, together with its successors or assigns.

           "Securities Act" shall have the meaning ascribed thereto in Section 9(c) of this Agreement.

          (b) Construction.

               (i) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement. Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified. All of the exhibits or schedules attached to this Agreement shall be deemed incorporated herein by reference. Any reference to any of the following documents includes any and all alterations, amendments, restatements, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: this Agreement and the Note.

               (ii) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Secured Party or Pledgor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by both of the parties and their respective counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

               (iii) In the event of any direct conflict between the express terms and provisions of this Agreement and of the Note, the terms and provisions of the Note shall control.

     2. Pledge. As security for the prompt payment and performance of the Secured Obligations in full by Pledgor when due, whether at stated maturity, by acceleration or otherwise (including amounts that would become due but for the operation of the provisions of the Bankruptcy Code), Pledgor hereby pledges, grants, transfers, and assigns to Secured Party a security interest in all of Pledgor's right, title, and interest in and to the Collateral.

     3.   Delivery and Registration of Collateral.

          (a) All original certificates or instruments representing or evidencing the Collateral shall be held by Intrust Bank, N.A. Intrust Bank, N.A. is instructed by Pledgor to not release such certificates or instruments to any Person without the written consent of Secured Party, except for the purpose of foreclosing the security interest of Intrust Bank, N.A. in such certificates or instruments. Intrust Bank, N.A. acknowledges the right of Secured Party, pursuant to this Agreement, to receive delivery of any certificates or instruments or Proceeds after the obligations of Pledgor to Intrust Bank, N.A. have been satisfied.

          (b) Pledgor shall execute the indorsement certificate in the form attached hereto as Exhibit A or other instrument of transfer or assignment in blank, in form and substance satisfactory to Secured Party.

          (c) Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register on the books of the Issuer (or of any other Person maintaining records with respect to the Collateral) in the name of Secured Party or any of its nominees any or all of the Collateral, subject to the consent of Intrust Bank, N.A. In addition, Secured Party, with the consent of Intrust Bank, N.A., shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

          (d) If, at any time and from time to time, any Collateral (including any certificate or instrument representing or evidencing any Collateral) is in the possession of a Person other than Intrust Bank, N.A. or Secured Party (a "Holder"), then Pledgor shall immediately, at Secured Party's option, either cause such Collateral to be delivered into Secured Party's possession, or cause such Holder to enter into a control agreement, in form and substance satisfactory to Secured Party, and take all other steps deemed necessary by Secured Party to perfect the security interest of Secured Party in such Collateral, pursuant to the Code or other applicable law governing the perfection of Secured Party's security interest in the Collateral in the possession of such Holder.

          (e) Subject to the rights of Intrust Bank, N.A., any and all Collateral (including dividends, interest, and other cash distributions) at any time received or held by Pledgor shall be so received or held in trust for Secured Party, shall be segregated from other funds and property of Pledgor and shall be forthwith delivered to Secured Party in the same form as so received or held, with any necessary indorsements.

          (f) If at any time, and from time to time, any Collateral consists of an uncertificated security or a security in book entry form, then Pledgor shall immediately cause such Collateral to be registered or entered, as the case may be, in the name of Secured Party, or otherwise cause Secured Party's security interest thereon to be perfected in accordance with applicable law.

     4.   Voting Rights and Dividends.

          (a) So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement. However, Pledgor shall not be entitled to receive and retain any distributions of property or money or dividends in respect of the Collateral until the Secured Obligations are paid in full. Subject to the rights of Intrust Bank, N.A., Secured Party shall receive and retain all such distributions and dividends, including any stock dividends.

          (b) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights shall cease, and, subject to the rights of Intrust Bank, N.A., all such rights shall thereupon become vested in Secured Party, who shall thereupon have the sole right to exercise such voting or other consensual rights. Pledgor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies and other instruments as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting and other rights which it is entitled to exercise and to receive the dividends and distributions that it is entitled to receive and retain pursuant to this section.

     5. Representations and Warranties. Pledgor represents, warrants, and covenants as follows:

          (a) Both Persons constituting Pledgor are individuals whose principal residence is in the state of Oklahoma.

          (b) Pledgor has the power and authority to enter into this Agreement and perform its obligations hereunder.

          (c) This Agreement is a legally binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms.

          (d) Pledgor has taken all steps it deems necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Collateral (including rights of conversion and exchange, rights to subscribe, payment of dividends, reorganizations or recapitalization, tender offers and voting, redemption and registration rights), and Pledgor agrees that Secured Party shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

          (e) All information herein or hereafter supplied to Secured Party by or on behalf of Pledgor in writing with respect to the Collateral is, or in the case of information hereafter supplied will be, accurate and complete in all material respects.

          (f) Pledgor is and will be the sole legal and beneficial owner of the Collateral (including the Pledged Interests and all other Collateral acquired by Pledgor after the date hereof) free and clear of any adverse claim, Lien, or other right, title, or interest of any party, other than the Liens in favor of Secured Party, except for the lien of Intrust Bank, N.A.,

          (g) This Agreement, and the delivery to Secured Party of the Pledged Interests representing Collateral (or the control agreements referred to in Section 3 of this Agreement), creates a valid, perfected, and priority security interest (subject only to the security interest of Intrust Bank, N.A.) in one hundred percent (100%) of the Pledged Interests in favor of Secured Party securing payment of the Secured Obligations, and all actions necessary to achieve such perfection have been duly taken.

          (h) Schedule 1 to this Agreement is true and correct and complete in all material respects. The Pledged Interests are in certificated form, and, except to the extent registered in the name of Secured Party or its nominee pursuant to the provisions of this Agreement, are registered in the name of Pledgor.

          (i) There are no presently existing Future Rights or Proceeds owned by Pledgor.

          (j) The Pledged Interests have been duly authorized and validly issued and are fully paid and non-assessable.

     6.   Further Assurances.

          (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or reasonably desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) at the request of Secured Party, mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby; (ii) execute such instruments or notices, as may be necessary or reasonably desirable, or as Secured Party may request, in order to perfect and preserve the first priority security interests granted or purported to be granted hereby; (iii) allow inspection of the Collateral by Secured Party or Persons designated by Secured Party; and (iv) appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in the Collateral.

          (b) Pledgor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

     7.   Covenants of Pledgor. Pledgor shall:

          (a) Perform each and every covenant in the Note;

          (b) Subject to the rights of Intrust Bank, N.A. and to the extent it may lawfully do so, use its best efforts to cause the Issuer to issue Future Rights or Proceeds to Secured Party; and

          (c) Upon receipt by Pledgor of any material notice, report, or other communication from any of the Issuer or any Holder relating to all or any part of the Collateral, deliver such notice, report or other communication to Secured Party as soon as possible, but in no event later than five (5) days following the receipt thereof by Pledgor.

          (d) Duly and punctually pay or cause to be paid the payments required under the Note and observe all other obligations of Pledgor under this Agreement and the Note.

          (e) Not borrow additional funds or increase any line of credit from Intrust Bank, N.A., if repayment of such borrowing or increase is secured by the Collateral.

     8. Events of Default. The occurrence of any one or more of the following events or existence of one or more of the following conditions shall constitute an Event of Default under this Agreement at the election of Secured Party:

          (a) Pledgor shall fail to make a payment when due under the Note;

          (b) Any representation or warranty or covenant made in this Agreement or in the Note by Pledgor, or otherwise made in writing to Secured Party, shall prove at any time to be incorrect or is breached;

          (c) Pledgor shall fail to perform or observe any covenant contained in section 7 of this Agreement;

          (d) Pledgor shall fail to perform or observe any other term or condition of this Agreement, or there shall occur a default or event of default under the terms of any other document executed in connection herewith (other than a default which constitutes a separate and distinct Event of Default under the terms of this Agreement);

          (e) Pledgor shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt or admit in writing its inability to pay its debts as they mature, petition or apply to any tribunal for the appointment of a receiver or any trustee or similar officer for Pledgor or a substantial part of the assets of Pledgor, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect or if there shall have been filed any such petition or application, or any such involuntary proceeding shall have been commenced against Pledgor that remains undismissed for a period of one hundred twenty (120) days or more; or Pledgor by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding, or the appointment of a receiver of or any trustee or similar officer for Pledgor, or any substantial part of any of the properties of Pledgor, or shall suffer any such receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of Pledgor and such judgment, writ or similar process shall not be released, vacated or fully bonded within thirty (30) days after the issue or levy;

          (f) This agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by Pledgor, or Pledgor shall deny that they have any or further liability or obligation hereunder or thereunder;

          (g) Pledgor shall pledge the Collateral or subject the Collateral to any Lien or encumbrance other than the lien of Intrust Bank, N.A. existing on the date of this Agreement; or

          (h) Upon the death or disability of Jerry D. Cash.

     9.   Secured Party as Pledgor's Attorney-in-Fact.

          (a) Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time at Secured Party's discretion, to take any action and to execute any instrument that Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including: (i) upon the occurrence and during the continuance of an Event of Default, to redeem, receive, indorse, and collect all instruments made payable to Pledgor representing any dividend or other distribution in respect of the Collateral or any part thereof to the extent permitted hereunder and to give full discharge for the same and to execute and file governmental notifications and reporting forms; (ii) to enter into any control agreements Secured Party deems necessary pursuant to Section 3 of this Agreement; or (iii) to arrange for the transfer of the Collateral on the books of any of the Issuer or any other Person to the name of Secured Party or to the name of Secured Party's nominee.

          (b) In addition to the designation of Secured Party as Pledgor's attorney-in-fact in subsection (a), Pledgor hereby irrevocably appoints Secured Party as Pledgor's agent and attorney-in-fact to make, execute and deliver any and all documents and writings which may be necessary or appropriate for approval of, or be required by, any regulatory authority located in any city, county, state or country where Pledgor or any of the Issuer engage in business, in order to transfer or to more effectively transfer any of the Pledged Interests or otherwise enforce Secured Party's rights hereunder, including any redemption rights.

     10. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default and subject to the rights of Intrust Bank, N.A.:

          (a) Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (irrespective of whether the Code applies to the affected items of Collateral), and Secured Party may also without notice (except as specified below) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, Secured Party may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all or any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten
     (10) calendar days' notice to Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. Secured

     Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, Pledgor hereby waives any claims against Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

          (b) Pledgor hereby agrees that any sale or other disposition of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions in the city and state where Secured Party is located in disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

          (c) Pledgor hereby acknowledges that the sale by Secured Party of any Collateral pursuant to the terms hereof in compliance with the Securities Act of 1933 as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect (the "Securities Act"), as well as applicable "Blue Sky" or other state securities laws, may require strict limitations as to the manner in which Secured Party or any subsequent transferee of the Collateral may dispose thereof. Pledgor acknowledges and agrees that in order to protect Secured Party's interest it may be necessary to sell the Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering under the Securities Act. Pledgor has no objection to sale in such a manner and agrees that Secured Party shall have no obligation to obtain the maximum possible price for the Collateral. Without limiting the generality of the foregoing, Pledgor agrees that, upon the occurrence and during the continuation of an Event of Default, Secured Party may, subject to applicable law, from time to time attempt to sell all or any part of the Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Secured Party may solicit offers to buy the Collateral or any part thereof for cash, from a limited number of investors reasonably believed by Secured Party to be institutional investors or other accredited investors who might be interested in purchasing the Collateral. If Secured Party shall solicit such offers, then the acceptance by Secured Party of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Collateral.

          (d) PLEDGOR  EXPRESSLY  WAIVES TO THE MAXIMUM EXTENT PERMITTED BY LAW:
     (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME SECURED PARTY DISPOSES OF ALL OR ANY PART OF THE COLLATERAL AS PROVIDED IN THIS SECTION; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT IT NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY RULE OF LAW OR STATUTE NOW EXISTING OR HEREAFTER ENACTED; AND (iii) EXCEPT AS SET FORTH IN SUBSECTION (a) OF THIS SECTION 9, ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE.

     11. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any cash held by Secured Party as Collateral and all cash Proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by Secured Party of its remedies as a secured creditor as provided in Section 9 shall be applied from time to time by Secured Party as provided in the Note.

     12.  Indemnity and Expenses. Pledgor agrees:

          (a) To indemnify and hold harmless Secured Party and each of its directors, officers, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys' fees and expenses) in any way arising out of or in connection with this Agreement or the Secured Obligations, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

          (b) To pay and reimburse Secured Party upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) that Secured Party may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder, under the Note, or under any of the other Transaction Documents or otherwise available to it (whether at law, in equity or otherwise), or (iii) the failure by Pledgor to perform or observe any of the provisions hereof.

          (c) The provisions of this Section 12 shall survive the execution and delivery of this Agreement, the repayment of any of the Secured Obligations, the termination of the commitments of Secured Party under the Note and the termination of this Agreement or any other Transaction Document.

     13. Duties of Secured Party. The powers conferred on Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose on it any duty to exercise such powers. Except as provided in Section 9-207 of the Code, Secured Party shall have no duty with respect to the Collateral or any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any Collateral.

     14.  Choice  of Law and  Venue;  Submission  to  Jurisdiction;  Service  of
Process.

          (a) THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KANSAS (WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF). THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE DISTRICT COURT OF SEDGWICK COUNTY, KANSAS OR THE UNITED STATES DISTRICT

     COURT FOR THE DISTRICT OF KANSAS OR, AT THE SOLE OPTION OF SECURED PARTY, IN ANY OTHER COURT IN WHICH SECURED PARTY SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY.

          (b) PLEDGOR HEREBY SUBMITS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

          (c) PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT, OR OTHER PROCESS ISSUED IN ANY ACTION OR PROCEEDING AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT, OR OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO PLEDGOR AT ITS ADDRESS FOR NOTICES IN ACCORDANCE WITH THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF PLEDGOR'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

          (d) NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF SECURED PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY SECURED PARTY OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

     15. Amendments; etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Secured Party to exercise, and no delay in exercising any right under this Agreement, any other Transaction Document, or otherwise with respect to any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, any other Transaction Document, or otherwise with respect to any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right. The remedies provided for in this Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by law.

     16. Notices. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below: and may be personally served, faxed, telecopied or sent by overnight courier service or United States mail:

      If to Pledgor:

           Jerry D. Cash
           1211 Tedford Way
           Nichols Hills, OK 73116
           Fax: (405) 840-9897

      If to Secured Party:

           Douglas L. Lamb
           P.O. Box 97
           Benedict, KS 66714
           Fax: (620) 698-2119

      Any notice given pursuant to this section shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day before 5:00 p.m. at the place of receipt or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by United States mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed. Any party hereto may change the address or fax number at which it is to receive notices hereunder by notice to the other party in writing in the foregoing manner.

     17. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations and the full and final termination of any commitment to extend any financial accommodations under the Note; (b) be binding upon Pledgor and its successors and assigns; and (c) inure to the benefit of Secured Party and its successors, transferees, and assigns. Upon the indefeasible payment in full of the Secured Obligations and the full and final termination of any commitment to extend any financial accommodations under the Note, the security interests granted herein shall automatically terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, Secured Party will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. Such documents shall be prepared by Pledgor and shall be in form and substance reasonably satisfactory to Secured Party.

     18. Security Interest Absolute. To the maximum extent permitted by law, all rights of Secured Party, all security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a) any  lack of  validity  or  enforceability  of any of the  Secured
     Obligations  or  any  other  agreement  or  instrument   relating  thereto,
     including any of the Transaction Documents;

          (b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Transaction Documents, or any other agreement or instrument relating thereto;

          (c) any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; or

          (d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, Pledgor.

     19. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

     20. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     21. Counterparts; Telefacsimile Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

     22. Waiver of Marshaling. Each of Pledgor and Secured Party acknowledges and agrees that in exercising any rights under or with respect to the
Collateral:  (a) Secured Party is under no obligation to marshal any Collateral;
(b) may, in its absolute discretion, realize upon the Collateral in any order and in any manner it so elects; and (c) may, in its absolute discretion, apply the proceeds of any or all of the Collateral to the Secured Obligations in any order and in any manner it so elects. Pledgor and Secured Party waive any right to require the marshaling of any of the Collateral.

     23. Waiver of Jury Trial. PLEDGOR AND SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. PLEDGOR AND SECURED PARTY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first written above.

                               PLEDGOR:
                               -------


                               /s/ Jerry D. Cash
                               -------------------------------------
                               Jerry D. Cash



                               /s/ Sherry J. Cash
                               -------------------------------------
                               Sherry J. Cash


                               SECURED PARTY:
                               -------------


                               /s/ Douglas L. Lamb
                               -------------------------------------
                               Douglas L. Lamb, agent


Receipt Acknowledged:


Intrust Bank, N.A.


By:  /s/ Mark Dennet
     ---------------------------
     Mark Dennet, Vice President


                                         Schedule 1

                                     Pledged Interests

                                                             Number of       Certification
                   Jurisdiction of                          Shares/Units        Numbers
Name of Issuer      Organization       Type of Interest   (if applicable)       (if any)
--------------      ------------       ----------------   ---------------       --------
Quest Resource         Nevada            Common Stock        2,121,146           8775
Corporation


                                   Schedule 2

                               Pledgor Information



Type of Organization:          individual

Social Security Number:
                               ------------------------------

                                    Exhibit A

                             Indorsement Certificate

      FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto Douglas L. Lamb, 2,121,146 shares of common stock of Quest Resource Corporation (the "Issuer") standing in the undersigned's name on the books of the Issuer represented by Certificate No. 8775, and does hereby irrevocably constitute and appoint Douglas L. Lamb as the undersigned's attorney-in-fact to transfer the said units on the books of the Issuer with full power of substitution in the premises.

Date: September 30, 2005  PLEDGOR:
                          -------



                                  ------------------------------------
                                  Jerry D. Cash



                                 -------------------------------------
                                 Sherry J. Cash